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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements No. 33-66944, No. 33-67138, No. 33-74734, No. 33-94878, No. 333-66837, No. 333-78499, No. 333-81159 and No. 333-68168 on Forms S-8; Post Effective Amendments No. 1 and No. 2 to Registration Statements No. 33-66944, No. 33-67138, No. 33-74734 and No. 33-94878 on Forms S-8; and Post Effective Amendment No. 1 to Registration Statement No. 333-81159 on Form S-8 of QRS Corporation of our report dated February 8, 2002 except for 4th and 5th paragraphs of Note 8, which are as of March 12, 2002 and footnote 1 to the last paragraph of Note 8, which is as of February 13, 2002, appearing in this Annual Report on Form 10-K of QRS Corporation for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 19, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS